SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
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|X|      Definitive Proxy Statement
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|_|      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
                         First West Chester Corporation
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)

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                         FIRST WEST CHESTER CORPORATION
                               9 North High Street
                        West Chester, Pennsylvania 19380

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD 10:00 A.M., MARCH 16, 1999

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First West Chester Corporation (the "Corporation") will be held on Tuesday, March 16, 1999, at 10:00 a.m., at the West Chester Golf and Country Club, 111 West Ashbridge Street, West Chester, Pennsylvania, for consideration of and action by the holders of the Corporation's common stock ("Common Stock") upon the following matters:

         1. The election of three Class III directors, with each director to serve until the 2002 Annual Meeting of Shareholders and until the election and qualification of his respective successor;

         2. The approval of certain amendments to the Corporation's 1995 Stock Option Plan to grant additional options to non-employee directors of the Corporation;

         3. The approval of an amendment to the Corporation's Articles of Incorporation to increase the number of authorized shares of the Corporation;

         4. The ratification of the appointment of Grant Thornton, LLP as the Corporation's independent public accountants for the year ending December 31, 1999; and

         5. The transaction of such other business as may properly come before the Annual Meeting and any adjournment thereof, and matters incident to the conduct of the Annual Meeting.

         The Board of Directors has fixed the close of business on February 3, 1999, as the record date for the determination of holders of stock of the Corporation entitled to notice of, and to vote at, the Annual Meeting. The Corporation's Annual Report to Shareholders for the year ended December 31, 1998, accompanies this Notice and Proxy Statement.

         THE BOARD OF DIRECTORS HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. RETURNING YOUR PROXY DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

                         FIRST WEST CHESTER CORPORATION
                               9 North High Street
                        West Chester, Pennsylvania 19380
                       -----------------------------------

                                 PROXY STATEMENT
                                 ---------------

         This Proxy Statement is furnished and is being mailed with the accompanying proxy on approximately February 19, 1999, to each shareholder of record of First West Chester Corporation, a Pennsylvania corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors of the Corporation, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, March 16, 1999, at 10:00 a.m., at the West Chester Golf and Country Club, 111 West Ashbridge Street, West Chester, Pennsylvania, and at any adjournment thereof, for the purposes stated below.

         Any person giving a proxy has the power to revoke it at any time before its exercise by a later dated proxy, a written revocation sent to the Secretary of the Corporation or attendance at the Annual Meeting and voting in person. In the absence of contrary instructions, properly executed proxies, received and unrevoked, will be voted by the persons named in the proxy: (i) for the election of each of the three Class III directors nominated by the Board of Directors;
(ii) for the approval of certain amendments to the Corporation's 1995 Stock Option Plan to grant additional options to non-employee directors of the Corporation; (iii) for the approval of the amendment to the Corporation's Articles of Incorporation increasing the number of shares of Common Stock, $1.00 par value, the Corporation is authorized to issue; (iv) for the ratification of the appointment of Grant Thornton, LLP as the Corporation's independent public accountants for the year ending December 31, 1999; and (v) in their discretion, on such other business as may properly come before the Annual Meeting and matters incident to the conduct of the Annual Meeting.

         The Corporation will bear the entire cost of soliciting proxies for the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the Corporation's directors, officers and employees. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of shares held of record by such persons, and the Corporation may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                      VOTING SECURITIES OF THE CORPORATION

         Only shareholders of record at the close of business on February 3, 1999 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 4,616,026 shares of Common Stock outstanding and entitled to one vote per share, without cumulative voting. The holders of a majority of the outstanding shares of Common Stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a broker holding shares of Common Stock in street name for the benefit of its customers returns a signed proxy for such shares, the shares represented by such proxy will be considered present at the Annual Meeting and will be counted towards a quorum.

         As of the Record Date, the Financial Management Services Department of The First National Bank of West Chester (the "Bank"), a wholly-owned subsidiary of the Corporation, held 802,684 shares of Common Stock, representing 17.4% of the total outstanding shares of the Corporation's Common Stock. Of these shares, 545,476 shares (11.8% of the total outstanding shares) are held in accounts where the Bank is sole trustee or executor and may not be voted by the Bank's Financial Management Services Department in the election of directors; however, the shares may otherwise be voted by the Bank. The remaining 257,208 shares of Common Stock (5.6% of the total outstanding shares) are held in accounts where the Bank is co-trustee, agent or custodian, and these shares may not be voted by the Bank without the authorization of the other co-trustee, agent or custodian.

                                 STOCK OWNERSHIP
                                 ---------------

         The following table sets forth, as of December 31, 1998 unless otherwise noted, the number and percentage of shares of Common Stock which, according to information supplied to the Corporation, are beneficially owned by:
(i) each of the Named Executive Officers of the Corporation as defined under the heading "Executive Compensation"; (ii) each of the directors and the nominees for directorship of the Corporation; (iii) each holder who is the beneficial owner of more than five percent (5%) of the issued and outstanding shares of Common Stock (other than the Financial Management Services Department of the
Bank); and (iv) all directors and executive officers of the Corporation as a group. An asterisk (*) appears beside the names of the persons nominated and proposed for re-election at the Annual Meeting as Class III directors.

                                                     Number of Shares(1)(2)                        Percentage(3)
                                                     ----------------------                        -------------

NAMED EXECUTIVE OFFICERS
------------------------
Charles E. Swope                                          185,346      (4)                                3.99%
Peter J. D'Angelo                                          16,694      (5)                                ---
Kevin C. Quinn                                             11,847      (6)                                ---
J. Duncan Smith                                            15,434      (7)                                ---
David W. Glarner                                           14,640      (8)                                ---

CLASS I DIRECTORS (TERM EXPIRING IN 2000)
-----------------------------------------

John J. Ciccarone                                         156,944      (9)                                3.39%
Clifford E. DeBaptiste                                    102,567      (10)                               2.22%
J. Carol Hanson                                             9,142      (11)                               ---
John B. Waldron                                            13,840      (12)                               ---

CLASS II DIRECTORS (TERM EXPIRING IN 2001)
------------------------------------------

M. Robert Clarke                                           13,000      (13)                               ---
Edward J. Cotter                                           45,801      (14)                               ---
David L. Peirce                                            27,296      (15)                               ---
Charles E. Swope                                          185,346       (4)                                ---

CLASS III DIRECTORS (TERM EXPIRING IN 1999)
-------------------------------------------

*John A. Featherman, III                                   34,379      (16)                               ---
*John S. Halsted                                           15,982      (17)                               ---
*Devere Kauffman                                           30,172      (18)                               ---

BENEFICIAL OWNER
----------------
Jane C. and Lawrence E. MacElree                          251,152      (19)                               5.44%
7080 Goshen Road
Newtown Square, PA 19073

All directors and executive officers                      722,825                                        15.12%
as a group (20 persons)

------------------

(1) Shares of Common Stock which are held in the Corporation's retirement savings plan (the "Retirement Savings Plan") are reported as of December 31, 1998, the last date for which such information is available.

(2) Includes shares that may be acquired within sixty days of December31, 1998 ("Option Shares") through the exercise of stock options.

(3) Percentages are omitted for those owning less than one percent of the shares of Common Stock outstanding.

(4) Mr. Swope is the Chairman, President and Chief Executive Officer of the Corporation and the Bank. Of the 185,346 shares shown, Mr. Swope has sole voting and investment power of 87,132 shares; 15,408 shares are held by a trust for the benefit of the Swope Foundation, of which Mr. Swope is President; 5,519 shares are held by Mr. Swope's minor son; 23,097 shares are held by Mr. Swope's wife; 15,662 shares are held in the Retirement Savings Plan which has sole voting power with respect to such shares; 10,528 shares are held in an IRA account; and 28,000 Option Shares. In addition to the shares of Common Stock described herein, Mr. Swope, as the President and Chief Executive Officer of the Bank, which is the Trustee of the Retirement Savings Plan, may be deemed to be the beneficial owner of an aggregate of a further 104,434 shares of Common Stock held in the Retirement Savings Plan; Mr. Swope disclaims that he is the beneficial owner of such shares.

(5) Of the 16,694 shares shown, Mr. D'Angelo shares, with his wife, voting and investment power of 1,202 shares; 1,492 shares are held in the Retirement Savings Plan; and 14,000 Option Shares.

(6) Of the 11,847 shares shown, Mr. Quinn shares with his mother, voting and investment power of 200 shares; 1,647 shares are held in the Retirement Savings Plan which has sole voting power with respect to such shares; and 10,000 Option Shares.

(7) Of the 15,434 shares shown, Mr. Smith shares, with his wife, voting and investment power of 196 shares; 1,238 shares are held in the Retirement Savings Plan which has sole voting power with respect to such shares; and 14,000 Option Shares.

(8) Of the 14,640 shares shown, Mr. Glarner shares, with his wife, voting and investment power of 1,048 shares; 1,392 shares are held in the Retirement Savings Plan; and 12,200 Option Shares.

(9) Of the 156,944 shares shown, Mr. Ciccarone shares, with his wife, voting and investment power of 149,678 shares; 266 shares are held by Mr. Ciccarone's wife as custodian for his son; and 7,000 Option Shares.

(10) Of the 102,567 shares shown, Mr. DeBaptiste has sole voting and investment power of 95,567 shares; and 7,000 Option Shares.

(11) Of the 9,142 shares shown, Ms. Hanson has sole voting and investment power of 2,142 shares; and 7,000 Option Shares.

(12) Of the 13,840 shares shown, Mr. Waldron shares, with his wife, voting and investment power of 8,640 shares; sole voting and investment power of 200 shares; and 5,000 Option Shares.

(13) Of the 13,000 shares shown, Mr. Clarke shares, with his wife, voting and investment power of 6,000 shares; and 7,000 Option Shares.

(14) Of the 45,801 shares shown, Mr. Cotter has sole voting and investment power of 2,414 shares; Mr. Cotter's wife has sole voting and investment power of 21,437 shares; and 7,000 Option Shares. Mr. Cotter has 14,950 shares in trust.

(15) Of the 27,296 shares shown, Mr. Peirce has sole voting and investment power of 18,296 shares; and 7,000 Option Shares. Mr. Peirce has 2,000 shares in trust.

(16) Of the 34,379 shares shown, Mr. Featherman has sole voting and investment power of 10,320 shares; 4,000 shares are owned by FIRSTNATCO FBO MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd. Profit Sharing and 401(k) Plan, of which Mr. Featherman is a co-trustee, sharing voting and investment powers with one other trustee; Mr. Featherman shares voting and investment power of 6,143 shares with his wife; 2,064 shares are held by Mr. Featherman as custodian for his daughter; Mr. Featherman's wife has sole voting and investment power of 1,857 shares; and 7,000 Option Shares. Mr. Featherman has 2,995 in trust.

(17) Of the 15,982 shares shown, Mr. Halsted has sole voting and investment power of 5,782 shares; 2,400 shares are owned by the Gawthrop, Greenwood & Halsted Profit Sharing Plan, of which Mr. Halsted is a trustee; 400 shares are owned by Abstracting Company of Chester County, of which Mr. Halsted is a shareholder and a director; Mr. Halsted's wife has sole voting and investment power of 400 shares; and 7,000 Option Shares.

(18) Of the 30,172 shares shown, Mr. Kauffman has sole voting and investment power of 12,572 shares; Mr. Kauffman has power of attorney over 10,600 shares owned by his wife and 7,000 Option Shares.

(19) Of the 251,152 shares shown, Mrs. MacElree has sole voting and investment power of 209,458 and Mr. MacElree has sole voting and investment power of 41,694 shares. Mrs. MacElree disclaims that she is the beneficial owner of any shares owned by Mr. MacElree and Mr. MacElree disclaims that he is the beneficial owner of any shares owned by Mrs. MacElree.

                GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

         There were seven (7) meetings of the Board of Directors of the Corporation during 1998. Each incumbent director, with the exception of Mr. Kauffman, attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors of the Corporation held during the period in which such incumbent was a director, and (2) the total number of meetings held by all committees of the Board of Directors of the Corporation on which such incumbent served during the period in which such incumbent was a committee member.

         Directors who are not also officers of the Corporation or Bank (each a "non-employee director") generally receive a fee of $450 for each Board meeting attended and $300 for each committee meeting attended. Additionally, a quarterly fee of $100 is paid to Mr. Cotter for serving as the Secretary of the Board. Pursuant to the 1995 Stock Option Plan (the "Plan"), options to purchase shares of Common Stock are awarded to each director annually through September 30, 1999 according to formulas set forth in the Plan. During 1998, in accordance with the Plan, each non-employee director received options to purchase 4,000 shares of Common Stock. Also, each director, including Mr. Swope, received a cash bonus of $1,000 for 1998.

         An amendment to the Plan has been proposed which would modify the formula for non-employee director awards such that each non-employee director would receive an option to purchase 4,000 shares of Common Stock on the annual grant date in 1999. In addition, it is proposed that each non-employee director receive an option to purchase 1,000 shares of Common Stock upon approval of the proposal by the shareholders. See "Amendment of the 1995 Stock Option Plan" for a discussion of the Plan and these proposed amendments.

         The Board of Directors of the Corporation does not have a standing compensation, audit or nominating committee. These functions are performed on an ad hoc basis by the Board of Directors as a whole. The Board of Directors of the Bank, however, has a Personnel and Compensation Committee which makes recommendations to the Boards of Directors of the Bank and the Corporation.

                              ELECTION OF DIRECTORS

         The Corporation's Articles of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each as nearly equal in number as possible, and shall consist of not less than nine nor more than 25 members, as fixed from time to time by the Board of Directors. The Board of Directors has fixed the number of directors at 12, four of whom are to be Class I Directors, four of whom are to be Class II Directors and four of whom are to be Class III Directors. The Class I Directors are serving a three-year term until the 2000 Annual Meeting, the Class II Directors are serving a three-year term until the 2001 Annual Meeting, and the Class III Directors are serving a three-year term until the 1999 Annual Meeting. Each director also serves until his or her earlier resignation or removal or until a successor has been elected and qualified.

         The Board of Directors presently consists of eleven directors due to the resignation of Richard M. Armstrong, a Class III director and Director Emeritus, in December 1997. Pursuant to the Corporation's Articles and By-Laws, the remaining members of the Board of Directors have the exclusive authority to appoint a director to fill the vacancy caused by the resignation of a director.

         At the Annual Meeting, three Class III directors are to be elected to serve until the 2002 Annual Meeting and until their respective successors have been elected and qualified. The intention of the persons named in the proxy, unless otherwise directed, is to vote all proxies in favor of the election to the Board of Directors for the nominees listed below. The Board has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting. If any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate.

         The three nominees receiving the highest number of votes by the holders of the Common Stock present or represented at the Annual Meeting and entitled to vote thereat shall be elected as Class III directors. Abstentions will have no effect on the outcome of the vote for the election of directors. Brokers holding shares of Common Stock in street name who do not receive voting instructions from the beneficial owners of such shares may return a signed proxy for such shares and direct the voting of the shares in accordance with the Board of Director's recommendation.

         The names of the nominees for Class III directors of the Corporation, their ages and certain other information as of February 1, 1999, is set forth as follows:

         Name                               Age                        Position
         ----                               ---                        --------
         John A. Featherman, III            60                         Director
         John S. Halsted                    65                         Director
         Devere Kauffman                    88                         Director

         Mr. Featherman has been a director of the Corporation since 1985 and a director of the Bank since 1985. Mr. Featherman is a principal of the law firm of MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd. and is a member of the Board of Directors and Secretary of the Chester County Community Foundation.

         Mr. Halsted has been a director of the Corporation since 1991 and a director of the Bank since 1991. Mr. Halsted is a principal of the law firm of Gawthrop, Greenwood & Halsted, P.C. and currently serves as solicitor of Chester County.

         Mr. Kauffman has been a director of the Corporation since 1984 and a director of the Bank since 1968. Mr. Kauffman was formerly a General Partner of Kauffman's, a department store.

Recommendation of the Board of Directors

         The Board of Directors has unanimously recommended the slate of nominees for election as Class III directors. The Board of Directors recommends that the shareholders vote FOR the election of such slate of nominees as Class III directors of the Board of Directors of the Corporation.


                        DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below are the names and ages of the Directors and executive officers of the Corporation and the Bank, their positions with the Corporation and the Bank, their principal occupations during the past five years and their directorships with other companies which are subject to the reporting requirements of Federal securities laws:

                                    DIRECTORS

John J. Ciccarone, 70, has been Director of the Corporation and the Bank since 1987. He is President of Omega Industries, Inc., a real estate development company.

M. Robert Clarke, 52, has been Director of the Corporation and the Bank since 1993. He is President of Clarke, Nicolini & Associates, Ltd. Mr. Clarke is a Certified Public Accountant.

Edward J. Cotter, 78, has been Director and Secretary of the Corporation since 1984 and Director of the Bank since 1972. He is currently retired. He was previously Executive Director of Barclay Friends Hall Corporation, a long term care facility.

Clifford E. DeBaptiste, 74, has been Director of the Corporation since 1984 and Director of the Bank since 1975. He is Chairman, Supervisor and Director of DeBaptiste Funeral Homes, Inc. He also serves as President of Perry Funeral Homes, Inc.

John A. Featherman, III, 60, see "Election of Directors" for additional biographical information.

John S. Halsted, 65, see "Election of Directors" for additional biographical information.

J. Carol Hanson, 51, has been Director of the Corporation and Director of the Bank since 1995. She is Executive Director of Barclay Friends Hall Corporation, a long term care facility.

Devere Kauffman, see "Election of Directors" for additional biographical information.

David L.  Peirce,  70,  has been  Director  of the  Corporation  since  1984 and
Director of the Bank since 1973. He is currently retired. He was previously President and CEO of Denney-Reyburn Company, a paper converter.

John B.  Waldron,  68,  has been  Director  of the  Corporation  since  1984 and
Director of the Bank since 1981. He is an Associate of Arthur Hall Insurance Group and former owner of John B. Waldron Insurance Agency.

Charles E. Swope, 68, has been Director, President and CEO of the Corporation since 1984. He has also served as Chairman of the Board of the Corporation since 1987. Mr. Swope served the Bank as Director since 1972, President since 1973, CEO since 1978, and Chairman since 1987.

                               EXECUTIVE OFFICERS

Charles E. Swope, 68, has been Director, President and CEO of the Corporation since 1984. See "Election of Directors" for additional biographical information.

Peter J. D'Angelo, 53, became Executive Vice President of the Bank in 1997. He had served the Bank as Senior Vice President-Commercial Loan Department and Cashier since 1996 and as Vice President of the Bank since 1986.

Kevin C. Quinn, 44, became Executive Vice President of the Bank in 1998. He had served as Senior Vice President-Financial Management Services Department since 1990. He has also served as Assistant Treasurer of the Corporation since 1986.

J. Duncan Smith, 40, became Executive Vice President of the Bank in 1998. He had served the Bank as Senior Vice President-Finance and Accounting since 1996 and Vice President and Comptroller of the Bank since 1993. He has also served as Treasurer of the Corporation since 1993.

David W. Glarner, 47, became Senior Vice President-Mortgage Lending Department of the Bank in 1996. He had served the Bank as Vice President since 1983.

James K. Gallagher, 62, became Senior Vice President-Leasing Department of the Bank in 1998. He had served the Bank as Vice President since 1988.

Linda M. Hicks, 45, became Senior Vice President-Financial Management Services Department of the Bank in 1998. She had served as Vice President since 1990.

Maryann L. Himes, 52, became Senior Vice President-Executive Department of the Bank in 1998. She had served the Bank as Vice President since 1996 and Assistant to the President since 1988. She has also served as Assistant Secretary of the Corporation since 1984.

Richard W. Kaufmann, 51, became Senior Vice President-Commercial Loan Department of the Bank in 1998. He had served the Bank as Vice President since 1996. Prior to joining the Bank, he served as Vice President of the Philadelphia Business Banking Group of Meridian Bank from 1990 to 1995.

William D. Wagenmann, Jr., 55, became Senior Vice President-Human Resources of the Bank in 1997. Prior to joining the Bank, he served as Director of Human Resources for Morgan, Lewis & Bockius from 1994 to 1997 and of Dechert, Price & Rhoads from 1991 to 1994.

         There are no family relationships between any director, executive officer or person nominated or chosen by the Corporation to serve as a director or executive officer.

                             EXECUTIVE COMPENSATION

Compensation

         The following table sets forth a summary of compensation paid or accrued by the Corporation for services rendered for each of the last three fiscal years by the Chief Executive Officer and the four most highly compensated executive officers of the Corporation or the Bank (whose salary and bonus exceeded $100,000 in 1998) (the "Named Executive Officers") for each of the last three fiscal years:


                           SUMMARY COMPENSATION TABLE

                             Annual Compensation                                           Long Term
                             -------------------                                           ---------

           (A)                 (B)          (C)            (D)             (E)             (F)              (G)
         Name and                                                      Other Annual       Stock         All Other
        Principal                         Salary          Bonus        Compensation      Options       Compensation
         Position             Year        ($)(1)         ($)(2)           ($)(3)          (#)(4)          ($)(5)
         --------             ----        -----           ----             -----           ----            ----

Charles E. Swope,             1998        $310,000        $46,309           --           16,000            $64,856
President, CEO and            1997         288,750         32,394           --           12,000             62,111
Chairman of the Corp. and     1996         275,000         29,059           --            8,000             61,220
the Bank

Peter J. D'Angelo,            1998         110,000         10,339           --            8,000             14,231
Exec. Vice President of       1997          85,555          8,077           --            6,000             10,526
the Bank                      1996          75,555          9,304           --            4,000              9,478

Kevin C. Quinn,               1998         110,000         11,298           --            8,000             13,972
Exec. Vice President          1997          95,000         10,927           --            6,000             11,683
of the Bank                   1996          88,200         10,662           --            4,000             11,130

J. Duncan Smith,              1998         110,000         10,614           --            8,000             13,720
Treasurer of the Corp.;       1997          91,163         10,779           --            6,000             11,106
Exec. Vice President of       1996          86,822         10,522           --            4,000             10,577
the Bank

David W. Glarner,             1998         100,000         10,286           --            5,000             11,778
Senior Vice President of      1997          85,555          8,077           --            6,000              9,351
the Bank                      1996          75,555          9,304           --            4,000              8,386

__________________

(1) Amounts shown include cash compensation earned and accrued by the Named Executive Officers as well as amounts earned but deferred at the election of such officers.

(2) Amounts shown are bonuses paid during the specified fiscal year based upon the performance of the Corporation and the Bank for the prior fiscal year. In 1999, Mr. Swope was paid a bonus of $31,000 and Messrs. D'Angelo, Quinn, and Smith were paid $5,500 respectively, and Mr. Glarner was paid $5,000 based upon the performance of the Corporation and the Bank in 1998.

(3) The value of amounts paid for perquisites and other personal benefits, securities or property paid to any of the Named Executive Officers does not exceed 10% of the total of annual salary and bonus reported for such person.

(4) Amounts shown reflect the number of shares underlying options granted pursuant to the 1995 Stock Option Plan. See "Stock Options."

(5) Amounts shown for 1998 include: (i) contributions to a qualified defined contribution plan for the benefit of Messrs. Swope, D'Angelo, Quinn, Smith, and Glarner of $8,250, $5,700, $5,700, $5,700 and $5,100,
         respectively; (ii) contributions to non-qualified, supplemental retirement plans for the benefit of Messrs. Swope, D'Angelo, Quinn, Smith, and Glarner of $18,300, $3,300, $3,300, $3,300 and $3,000,
         respectively; (iii) matching contributions to the 401(k) plan accounts of Messrs. Swope, D'Angelo, Quinn, Smith, and Glarner of $6,045,

         $4,125,  $4,125,  $4,125 and  $2,250,  respectively;  (iv)  payments of
         $8,341,  $1,106,  $847,  $595 and $1,428 for Messrs.  Swope,  D'Angelo,
         Quinn, Smith, and Glarner, respectively, pursuant to a retirement life insurance plan; and (v) $23,910 for the tax adjusted cost of Mr. Swope's life insurance policy.

Stock Options

         The following table sets forth grants of stock options made during the Corporation's fiscal year ended December 31, 1998, to each of the Named Executive Officers of the Corporation:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         Potential Realizable Value
                                                                                           At Assumed Annual Rates
                                                Individual Grants                        Of Stock Price Appreciation
                                    ------------------------------------------           ---------------------------

                                     % of Total
                                       Options                 Market
                           Number    Granted to                Price
                            of       Employees                  on
                          Options       in        Exercise     Date of    Expiration
Name                      Granted    FiscalYear     Price       Grant        Date              5%             10%
----                      -------    ----------   ---------   --------    ----------          ----           ----

Charles E. Swope           16,000         8.3%        $17.69      $17.69     9/30/08        $178,002       $451,093
Peter J. D'Angelo           8,000         4.1%         17.69       17.69     9/30/08          89,001        225,546
Kevin C. Quinn              8,000         4.1%         17.69       17.69     9/30/08          89,001        225,546
J. Duncan Smith             8,000         4.1%         17.69       17.69     9/30/08          89,001        225,546
David W. Glarner            5,000         2.6%         17.69       17.69     9/30/08          55,626        140,967

---------------------

(1) Assumes the price of the Corporation's Common Stock appreciates at a rate of 5% and 10%, respectively, compounded annually for the ten year term of the options.

Exercise of Options

         The following table sets forth information regarding the exercise of stock options and the value of any unexercised stock options of each of the Named Executive Officers of the Corporation during the fiscal year ended December 31, 1998:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                                  Number of Securities         Value of Unexercised
                                                                 Underlying Unexercised      In-the-Money Options at
                                                               Options at Fiscal Year End       Fiscal Year End (1)
                                                               --------------------------    -----------------------
                            Shares Acquired     Value
Name                        on Exercise        Realized      Vested            Unvested       Unvested      Vested
----                        -----------        --------      ------            --------       --------      ------

Charles E. Swope                  --               --        44,000               --          $252,800        --
Peter J. D'Angelo                 --               --        22,000               --           126,400        --
Kevin C. Quinn                 4,000          $47,360        18,000               --            81,040        --
J. Duncan Smith                   --               --        22,000               --           126,400        --
David W. Glarner               1,200          $14,808        17,200               --            99,058        --

(1) Based upon the average bid and asked prices for the Common Stock on December 31, 1998 of $20.00, as quoted by F.J. Morrissey & Co., less the exercise price.

Employment Agreement

         Effective January 1, 1998, Mr. Swope, the Corporation and the Bank (collectively referred to in this section as the "Corporation") entered into a new employment agreement (the "Agreement") with the effect of extending the term of a previous employment agreement between Mr. Swope and the Corporation. The Agreement is for a period of ten years, terminating on December 31, 2007, unless terminated earlier in accordance with the Agreement. Pursuant to the Agreement, Mr. Swope will serve as the President and Chief Executive Officer of the Corporation and the Bank in 1999. Mr. Swope's employment thereafter shall be in the same position or at a rank not less than Senior Vice President. As compensation under the Agreement, Mr. Swope receives a salary and benefits as determined by the Board of Directors from time to time, but which may not be materially different from that which he received as of the date of the Agreement. Mr. Swope is also reimbursed for reasonable business expenses and provided with an automobile.

         If the Corporation breaches the Agreement, Mr. Swope may leave the Corporation's employ and have no further liability or obligation under the Agreement and the Corporation will be obligated to continue to pay Mr. Swope the salary and benefits being paid at the time of the breach for the remaining term of the Agreement. Mr. Swope may also terminate the Agreement as of December 31 of any year, upon written notice to the Corporation on or before December 1st of such year, and the Corporation shall have no further obligation to pay a salary and benefits to Mr. Swope other than salary and benefits which have accrued but remain unpaid at the termination. The Corporation may terminate the Agreement upon a breach of the Agreement by Mr. Swope which is not cured within 30 days from receipt of notice of such breach or upon his conviction of a crime which is a felony. During the term of the Agreement and for two years thereafter, Mr. Swope may not be employed by any other bank or financial institution doing business in Chester County, Pennsylvania, unless this Agreement is terminated by Mr. Swope due to breach of the Agreement by the Corporation.

Report on Executive Compensation

         As members of the Personnel and Compensation Committee and the Stock Option Committee (collectively referred to herein as the "Committee"), it is our duty to administer the Corporation's various employee benefit plans, including its Stock Bonus Plan and Stock Option Plan. In addition, we review the compensation levels of members of management, evaluate the performance of management and consider management succession and related matters. The Committee reviews in detail with the Board of Directors of the Corporation all aspects of compensation for the executive officers of the Corporation and the Bank.

         The Committee is composed of two independent non-employee directors and one employee director, Charles E. Swope, Chairman of the Board and President. The Committee is responsible for setting and administering the salaries and the annual bonus plans that govern the compensation paid to all executive officers of the Corporation and the Bank, except that the full Board of Directors is responsible for ratifying the salaries and bonuses paid to the executive officers.

         The compensation policy of the Corporation, which is endorsed by the Committee, is that a substantial portion of the annual compensation of each executive officer relates to and must be contingent upon the individual performance of such executive officer and the contribution of such executive officer to the Corporation and the Bank.

         The compensation program is intended to motivate and retain the key management talent needed in a highly competitive area. The base salaries for all executive officers were set at levels intended to accomplish this goal.

         Mr. Swope's base salary was set at $310,000 effective January 1, 1998. The perquisites and other benefits received by Mr. Swope that are reported in the Summary Compensation Table in this Proxy Statement are provided pursuant to his rights under an Employment Agreement with the Corporation and the Bank which is described elsewhere in this Proxy Statement. This Employment Agreement was extended by the Board for a period of ten years to terminate on December 31,

2007, unless terminated earlier in accordance with the Employment Agreement. Mr. Swope did not participate in the deliberation of the Committee regarding its recommendation to the Board of Directors for his compensation. Mr. Swope did participate in the deliberation of the Board of Directors regarding executive officer compensation; however, Mr. Swope abstained from vote on his own salary.

         The Corporation's Incentive Plan for 1998 placed emphasis on the Corporation's performance, including, but not limited to, improvement in return on assets, return on equity, loan growth, average deposit growth, and the efficiency ratio. Based upon these factors, the Committee awarded cash bonuses to each executive officer in 1998 equal to 5% of such officer's annual base compensation and to the Chief Executive Officer equal to 10% of such officer's annual base compensation. These bonuses were paid in 1999. Mr. Swope's bonus for 1998, which was paid in 1999, was $31,000. In addition, during 1998, Mr. Swope was granted Stock Options for 16,000 shares of the Corporation's common stock under the 1995 Stock Option Plan, a director's bonus of $1,000, and an executive officer's bonus of $1,000 (after taxes). Mr. Swope continues to provide leadership to support the aggressive business strategy of the Corporation which is designed to enhance the overall performance and profitability of the Corporation and his compensation recognizes his ability to enhance the long-term value to the shareholders.

                                Personnel and Compensation Committee of the Bank David L. Peirce, Chairman
                                John A. Featherman
                                Charles E. Swope

Compensation Committee Interlocks and Insider Participation

         During 1998, the Personnel and Compensation Committee of the Bank consisted of Messrs. Peirce, Featherman and Swope. No member of the Compensation Committee, other than Mr. Swope, is a former or current officer or employee of the Corporation or the Bank. Mr. Featherman is a principal in the law firm of MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd., which was retained by the Corporation as counsel during 1998 and will be retained again during 1999.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Corporation, or written representations that no Forms 5 were required. The Corporation believes that, during 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were timely met.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Some of the directors and executive officers of the Corporation, as well as members of their families and companies with which they are associated, were customers of and had banking transactions with the Bank in the ordinary course of its business during 1998. All loans and commitments to lend money extended to such parties were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, the loans and commitments do not involve more than a normal risk of collectibility or present other unfavorable features.

         The law firm of MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd., of which Mr. Featherman, a director of the Corporation and the Bank, is a principal, was retained by the Corporation and the Bank as counsel during 1998 and will again be retained in 1999.


                          STOCK PRICE PERFORMANCE GRAPH

         The following graph illustrates a five year comparison of cumulative shareholder return on the Common Stock for each of the years ended December 31, 1994, 1995, 1996, 1997 and 1998, for: (i) the Corporation, (ii) the NASDAQ Market Value Weighted Index (the "NASDAQ Index"), and (iii) a published industry index, the SNL $250-$500 Million Bank Asset-Size Index (the "SNL Peer Group Index"). The comparison assumes $100 was invested on December 31, 1993, in the Corporation's Common Stock and in each of the foregoing indices and reinvestment of dividends.

         In prior years, the Corporation's Stock Price Performance Graph compared the Corporation's stock price performance to the NASDAQ Index and a peer group index comprised of thirteen Pennsylvania and New Jersey Banks with total assets of between $300 million and $500 million whose stock is traded on the NASDAQ market (the "Selected Bank Index"). During 1998, four of the thirteen banks comprising the Selected Bank Index merged into or were acquired by other organizations. Consequently, the Corporation has decided to use the SNL Peer Group Index for its stock price comparisons in the future. The Corporation believes the SNL Peer Group Index reflects the stock price performance of banks that are comparable in size to the Corporation and will provide an appropriate peer group comparison of the Corporation's stock price performance. The following graph includes a comparison to the stock price performance of the nine banks remaining in the Selected Bank Index.





                                 [GRAPH OMITTED]






                                1993         1994         1995         1996         1997         1998
                                ----         ----         ----         ----         ----         ----

First West Chester Corp....   100.00       103.64       143.80       160.43       236.28       304.02
NASDAQ Index...............   100.00        97.75       138.26       170.01       208.58       293.21
SNL Peer Group Index.......   100.00       107.90       145.61       189.07       327.00       292.84
Selected Bank Index........   100.00       103.28       142.89       176.08       335.18       292.02


         The historical stock price performance of the Corporation's Common Stock shown on the Stock Price Performance Graph is not necessarily indicative of future price performance.

         The Selected Bank Index currently consists of Broad National Bancorp; Bryn Mawr Bank Corporation; Community Banks, Inc.; Progress Financial Corporation; Raritan Bancorp. Inc.; Royal Bancshares of Pennsylvania; SunBancorp Inc.; TF Financial Corporation; and WVS Financial Corporation. In prior years, this index also included BCB Financial Services; Carnegie Bancorp.; First Shenango Corp.; and Heritage Bancorp Inc.

                     AMENDMENT OF THE 1995 STOCK OPTION PLAN

Description of the Proposed Amendments

         The Corporation's Board of Directors has approved a proposal to amend the Director Plan under the Corporation's 1995 Stock Option Plan (also referred to as the "Director Plan") subject to the approval of the holders of a majority of the outstanding voting stock of the Corporation. The amendment would modify the formula by which options are awarded to directors to increase the annual award to each eligible non-employee director from an option to purchase 3,000 shares to an option to purchase 4,000 shares, and award options to purchase 1,000 shares of the corporation's Common Stock to each eligible non-employee director upon approval of such amendment by the Corporation's stockholders. In addition, the number of shares allocated for award to directors would be increased from 144,000 to 154,000 shares and, consequently, the number of shares allocated for award to key employees would be reduced from 663,500 to 653,500 shares. The following information provides a summary of the Director Plan as it is proposed to be amended. All share numbers used in this discussion have been adjusted to give effect for the two stock dividends paid during the period the Plan has been in effect.

Description of the Plan

         The purpose of the Plan is to provide additional incentive to directors to enter into or remain in the service of the Corporation or the Bank. 154,000 shares are reserved for issuance under the Director Plan. Since the inception of the Director Plan, the Corporation has awarded options to purchase 106,000 shares to non-employee directors including the additional 1,000 shares to be granted upon the approval of the proposed amendments by the Corporation's shareholders.

         The Director Plan provides for the automatic award of options to each non-employee director who is serving as such on each of five annual grant dates through September 30, 1999 (each a "Grant Date") (the "Annual Director Options"). The options awarded on September 30, 1999 will entitle the holder to purchase 4,000 shares of Common Stock, unless the number of non-employee directors on such Grant Date exceeds 11, in which case each non-employee director will receive an option for that number of shares equal to 44,000 divided by the number of non-employee directors. The Board of Directors, however, has sole discretion, if it determines such action to be in the best interests of the Corporation, to elect not to grant all or any portion of the options scheduled to be granted on the annual Grant Date or may grant all or any portion of such options subject to terms and conditions (including vesting schedules for the exercisability of such options) which are not inconsistent with the other terms of the Plan. In addition, the Director Plan as amended would award options to purchase 1,000 shares of Common Stock to each non-employee director on March 16, 1999 (each an "Additional Option"). The Director Plan is administered by the Board of Directors.

         The exercise price for each share of Common Stock purchased pursuant to an option granted under the Plan must be at least equal to the "Fair Market Value" of a share of Common Stock on the Grant Date for such option. If available, the "Fair Market Value" shall be the mean between the highest bid price and lowest asked priced last quoted by the then current market makers of the Common Stock on the Grant Date or the immediately preceding business day if the Grant Date is not a business day. If no such bid and asked price is available, then the fair market value shall be determined by the Stock Option Committee in good faith, in the case of an option granted under the Key Employee Plan or shall be the mean between the most recent highest bid price and lowest asked price last quoted by the market makers of the Common Stock, in the case of an option granted under the Director Plan.

         No option may be granted under the Plan after September 17, 2005. No option may be exercised prior to six months following the Grant Date. Each option granted expires on the earlier of (a) the tenth anniversary of its Grant Date, (b) the date set by the Board of Directors of the Corporation as an accelerated expiration date after a finding by such Board that the options materially adversely affect the Corporation (or may in the future), or (c) either three months or one year (depending upon the Grant Date) following termination of the Optionee's service with the Corporation.

         During an Optionee's lifetime, such option may only be exercised by the Optionee. No option granted under the Plan may be transferred except by will or by the laws of descent and distribution, except that nonqualified options may be transferred by an Optionee pursuant to a qualified domestic relations order as defined in the Internal Revenue Code or Title I of ERISA.

         Options granted under the Director Plan are not qualified for treatment as "incentive stock options" under Section 422 of the Internal Revenue Code.

Effect of Proposed Amendments

         The effect of the proposed amendments will be (i) to award options to purchase 1,000 shares of stock to each incumbent non-employee director upon approval of the amendments (the "Additional Options"); (ii) to increase the number of shares of stock subject to the Annual Director Options which will be awarded on the Grant Date in 1999, from 3,000 shares to 4,000 shares, on such Grant Date; and (iii) to increase the number of shares allocated for award to directors from 144,000 to 154,000 shares and decrease the number of shares allocated for award to key employees from 663,000 to 653,500 shares.

         Set forth below is a table showing the increase in the potential realizable value of benefits that will be received in 1999 by the non-executive directors, Named Executive Officers and other officers of the Corporation or Bank pursuant to (i) the Additional Options and (ii) the increased number of Annual Director Options which would be awarded in 1999 if the amendments to the Plan are adopted.


                                                                              Increase in Potential Realizable Value
                                                   Number of                       At Assumed Annual Rates
Name and Position                                Option Shares                    Of Stock Price Appreciation
-----------------                                -------------                -------------------------------------
                                                                                     For Option Term (1)
                                                                                     -------------------
                                                                                  5%                      10%
                                                                                 ----                    ----

Non-Executive Director
   Group                                            20,000                    $222,500                  $563,860
Named Executive Officers                                 0                           0                         0
Executive Officer Group                                  0                           0                         0
Non-Executive Officer
   Employee Group                                        0                           0                         0


(1) The increase in potential realizable value assumes that (i) each of the current ten non-employee directors receive an Additional Option to purchase 1,000 shares and an additional Annual Director Option to purchase 1,000 shares, each with an assumed exercise price equal to the average bid and asked prices for the Common Stock on December 31, 1998 of $20.00; and (ii) the price of the Corporation's Common Stock appreciates at a rate of 5% and 10%, respectively, compounded annually for the ten year term of the option.

         Approval of the proposed amendments to the Plan requires the affirmative votes of the holders of a majority of the shares present in person or by proxy and entitled to vote at the 1999 Annual Meeting. Abstentions will have the same effect on the outcome of such vote as a "no" vote. If a broker holding shares of Common Stock for its customers in street name returns a signed proxy but does not receive voting instructions from the beneficial owners of such shares and does not have discretionary authority to vote such shares, the shares will not be voted and will have the same effect on the outcome of such vote as a "no" vote.

Recommendation of the Board of Directors

         The Board of Directors recommends that the shareholders vote FOR the approval of the amendment of the Plan as described in this Proxy Statement.

                         AMENDMENT OF THE CORPORATION'S
                            ARTICLES OF INCORPORATION

         The Corporation's Board of Directors has unanimously approved a proposal to amend the Corporation's Articles of Incorporation (the "Amendment") subject to the approval of the holders of a majority of the outstanding shares of Common Stock of the Corporation.

         The Amendment increases the number of shares of Common Stock that the Corporation is authorized to issue from 5,000,000 shares to 10,000,000 shares. The Board of Directors believes that approval of the Amendment will provide the Corporation with additional flexibility for possible future stock dividends, acquisitions and other corporate purposes. The Corporation has no specific plan to take such actions at this time, however approval of the Amendment at this time will enable the Corporation to be in a position to act quickly should it determine that such actions are in the best interest of the Corporation in the future.

         The Amendment would amend Article 5 of the Corporation's Articles of Incorporation so that such Article, in its entirety, would read as follows:

                "The aggregate number of shares of capital stock which the Corporation shall have authority to issue is ten million (10,000,000) shares of common stock with a par value of $1.00 per share."

         Approval of the Amendment requires the affirmative votes of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the 1999 Annual Meeting. Abstentions will have the same effect on the outcome of such vote as a "no" vote. If a broker holding shares of Common Stock for its customers in street name returns a signed proxy but does not receive voting instructions from the beneficial owners of such shares and does not have discretionary authority to vote such shares, the shares will not be voted and will have the same effect on the outcome of such vote as a "no" vote.

Recommendation of the Board of Directors

         The Board of Directors recommends that the shareholders vote FOR the approval of the Amendment as described in this Proxy Statement.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed the firm of Grant Thornton, LLP as independent public accounts for the year ending December 31, 1999. This appointment will be submitted to the shareholders for ratification at the 1999 Annual Meeting.

         The submission of the appointment of Grant Thornton, LLP for ratification by the shareholders is not required by law or by the Bylaws of the Corporation. The Board of Directors is nevertheless submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors.

         A representative of Grant Thornton, LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if he so desires.

         Ratification of this proposal requires the affirmative votes of the holders of a majority of the shares present in person or by proxy and entitled to vote at the 1999 Annual Meeting. Abstentions will have the same effect on the outcome of such vote as a "no" vote. If a broker holding shares of Common Stock for its customers in street name returns a signed proxy but does not receive voting instructions from the beneficial owners of such shares and does not have discretionary authority to vote such shares, the shares will not be voted and will have the same effect on the outcome of such vote as a "no" vote.

Recommendation of the Board of Directors

         The Board of Directors recommends that the shareholders vote FOR the ratification of Grant Thornton, LLP as the Corporation's independent public accountants for the year ending December 31, 1999.


                              SHAREHOLDER PROPOSALS

         Shareholders intending to submit proposals to be included in the Company's next Proxy Statement must send their proposal to the Secretary of the Company at 9 North High Street, West Chester, PA 19380 not later than October 22, 1999. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission.

         Shareholders intending to present proposals at the next annual meeting of the Company and not intending to have such proposals included in the Company's next Proxy Statement must send their proposal to the Secretary of the Company at the address given in the prior paragraph not later than January 5, 2000. If notification of a stockholder proposal is not received by such date, the Proxies may vote, in their discretion, any and all of the proxies received in this solicitation against such proposal.

                             ADDITIONAL INFORMATION

         THE CORPORATION WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. SUCH REPORT WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT MARCH 30, 1999. REQUESTS SHOULD BE DIRECTED TO MR. JOHN STODDART, SHAREHOLDER RELATIONS OFFICER, FIRST WEST CHESTER CORPORATION, 9 NORTH HIGH STREET, WEST CHESTER, PENNSYLVANIA 19380.

                                             By Order of the Board of Directors

                                             /s/ Edward J. Cotter
                                             ----------------------------------
                                             Edward J. Cotter, Secretary
West Chester, Pennsylvania
February 19, 1999

PROXY                                                                      Proxy


                         FIRST WEST CHESTER CORPORATION
                 ANNUAL MEETING OF SHAREHOLDERS, MARCH 16, 1999
                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE CORPORATION'S BOARD OF DIRECTORS

The undersigned, revoking all prior proxies delivered to the Corporation, hereby appoints Dr. Robert Poole and N. Harlan Slack, III, and each of them, jointly and severally, Proxies, with full power of substitution, to vote, as designated below, all shares of Common Stock of First West Chester Corporation held of record by the undersigned on February 3, 1999, at the 1999 Annual Meeting of Shareholders to be held on March 16, 1999, or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" (1) THE ELECTION OF THE NOMINEES TO SERVES AS CLASS III DIRECTORS, (2) THE APPROVAL OF THE AMENDMENTS TO THE CORPORATION'S 1995 STOCK OPTION PLAN, (3) THE APPROVAL OF THE AMENDMENTS TO THE CORPORATION'S ARTICLES OF INCORPORATION, AND (4) THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON, LLP AS THE CORPORATION'S INDEPENDENT PUBLIC ACCOUNTANTS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED BELOW, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3, 4 AND 5.

1.  ELECTION OF THREE CLASS III DIRECTORS (Term to expire in 2002)

    FOR all nominees listed below (except as WITHHOLD AUTHORITY to vote for all nominees marked to the contrary below) |_| listed below |_|

    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

                             JOHN A. FEATHERMAN, III
                                 JOHN S. HALSTED
                                 DEVERE KAUFFMAN

2. APPROVAL OF CERTAIN AMENDMENTS TO THE DIRECTORS PLAN UNDER THE CORPORATION'S 1995 STOCK OPTION PLAN AS DESCRIBED IN THE PROXY STATEMENT DATED FEBRUARY 19, 1999.

            |_|     FOR               |_|     ABSTAIN            |_|     AGAINST

3. APPROVAL OF THE AMENDMENT TO THE CORPORATION'S ARTICLES OF INCORPORATION AS DESCRIBED IN THE PROXY STATEMENT DATED FEBRUARY 19, 1999.

            |_|     FOR               |_|     ABSTAIN            |_|     AGAINST

4. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON, LLP as the independent public accountants of the Corporation for the year ending December 31, 1999.

            |_|     FOR               |_|     ABSTAIN            |_|     AGAINST

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and matters incident to the conduct of the meeting.

    Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.


    ______________________ _______(SEAL) _________________________ _______(SEAL)
          Signature         Date         Signature if held jointly   Date



                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

                                   APPENDIX A

                         FIRST WEST CHESTER CORPORATION
                             AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN
                             ----------------------


1.       Purpose.

         (a) Additional Incentive. The Plan is intended as an additional incentive to key employees and members of the Board of Directors (together, the "Optionees") to enter into or remain in the service or employ of First West Chester Corporation, a Pennsylvania corporation (the "Company") or its subsidiary, The First National Bank of West Chester (the "Bank"), and to devote themselves to the Company's success by providing them with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights (the "Options") to acquire the Company's Common Stock, par value $1.00 per share (the "Common Stock").

         (b) Two-Part Plan. The Plan shall be divided into two sub-plans: the "Key Employee Plan" and the "Director Plan". All provisions hereunder which refer to the "Plan" shall apply to each of the Key Employee Plan and the Director Plan.

         (c) Incentive Stock Option. Each Option granted under the Key Employee Plan is intended to be an incentive stock option ("ISO") within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes, except to the extent (i) any such ISO grant would exceed the limitation of subsection 4(a) below, or (ii) any Option is specifically designated at the time of grant (the "Grant Date") as not being an ISO (an Option which is not an ISO, and therefore is a nonqualified option, is referred to herein as an "NQSO"). No Option granted to a person who is not an employee of the Company or the Bank on the Grant Date shall be an ISO.


2.       Option Shares.

         (a) Aggregate Maximum Number. The aggregate maximum number of shares of the Common Stock for which Options may be granted under the Plan is 807,500** shares (the "Option Shares"), which number is subject to adjustment as provided in Section 7. Option Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be the subject of an Option granted pursuant to the Plan.

         (b) Allocation of Option Shares. Of the 807,500 Option Shares, 653,500 Option Shares (the "Employee Option Shares") shall be reserved for issuance to key employees of the Company and the Bank under the Key Employee Plan and the remaining 154,000 Option Shares shall be reserved for issuance to non-employee Directors of the Company or the Bank under the Director Plan.

* Restated as of January 29, 1999 as approved by Board and as to be submitted to shareholders.

**  All shares adjusted for stock dividends in April 1997 and November 1998.

         (c) Key Employee Plan Options. Options granted under the Key Employee Plan may be either ISOs or NQSOs. Under the Key Employee Plan, Options to purchase up to 443,500 Employee Option Shares (and any Employee Option Shares not required for issuance under Options granted in accordance with the schedule set forth below) shall be granted to key employees at such times in such amounts and on such terms and conditions as determined by the Committee (as defined below), in accordance with the terms of the Plan. Options to purchase up to 220,000 Employee Option Shares shall be granted to key employees in accordance with the following schedule:

                                   Grant Dates
                                   -----------
                           September        September         September         September        September
                           18,              30,               30,               30,              30,
Key Employee               1995             1996              1997              1998             1999
------------               ----             ----              ----              ----             ----

President                  8,000            8,000             8,000             8,000            8,000
                           Option           Option            Option            Option           Option
                           Shares           Shares            Shares            Shares           Shares

Each of 9 Other
Executive Officers*        4,000            4,000             4,000             4,000            4,000
                           Option           Option            Option            Option           Option
                           Shares           Shares            Shares            Shares           Shares

         *Should the number of Executive Officers (other than the President) increase during the Term of the Plan as of any of the foregoing Grant Dates, the Option granted to each Executive Officer as of such Grant Date shall cover that number of Employee Option Shares determined by dividing 36,000 by the number of Executive Officers (not including the President). Should the number of Executive Officers decrease during the Term of the Plan as of any of the foregoing Grant Dates, then the number of Option Shares to be purchased through an Option grant by each remaining Executive Officer shall not change. Any ungranted Options resulting from such decrease shall be granted to key employees as Employee Option Shares at such times in such amounts and on such terms and conditions as determined by the Committee, in accordance with the terms of the Key Employee Plan.


         (d) Director Plan Options. Options granted under the Director Plan shall be NQSOs. Under the Director Plan, each person serving as a Director of the Company or the Bank on the Grant Date and who is not also a key or other employee of any of such entities shall be awarded (i) an Option to purchase 2,000 Option Shares on each of the following dates: September 18, 1995, September 30, 1996 and September 30, 1997; (ii) an Option to purchase 1,000 Option Shares on March 17, 1998; (iii) 3,000 Option Shares on September 30, 1998; (iv) an Option to purchase 1,000 Option Shares on March 16, 1999; (v) an Option to purchase 4,000 Option Shares on September 30, 1999, each at the Option Price defined below. If a Director is serving on the Board of the Company and the Bank at the time of the grant of any Option under the Director Plan, then such Director shall only be eligible for a grant of Options under the Director Plan as a Director of the Company. Should the number of Directors eligible for the Director Plan decrease during the Term of the Plan, the number of Option Shares granted to each remaining Director shall not change. Any ungranted Option Shares resulting from such decrease shall be reserved for future grant under the Director Plan should the number of Directors increase. Should the number of Directors increase during the Term of the Plan, then the Options covering the aggregate number of Option Shares to be distributed on an annual basis shall be divided equally among such increased number of Directors. Options granted under the Director Plan shall be substantially in the form of the Option attached hereto as Exhibit `A'."

         (e) Limitation on Scheduled Grants. Notwithstanding the provisions of Sections 2(c) and 2(d), the Board of Directors in its sole discretion may, if the Board determines such action to be in the best interests of the Corporation, elect not to grant all or any portion of the options scheduled to be granted on the Grant Dates set forth in such Sections (the "Scheduled Grants") or may grant all or any portion of the Scheduled Grants subject to such terms and conditions (including vesting schedules for the exercisability of such Options) as the Board may from time to time provide which are not inconsistent with the other terms of the Plan.

3. Term of Plan. The Plan shall commence on September 18, 1995, but shall terminate unless the Plan is approved by the stockholders of the Company within twelve months of such date as set forth in Section 422(b)(1) of the Code. Any Options granted pursuant to the Plan prior to Plan approval by the stockholders of the Company shall be subject to such approval and, notwithstanding anything to the contrary herein or in any Option Document (as defined below), shall not be exercisable until such approval is obtained. No Option may be granted under the Plan after September 17, 2005.


4. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written documents substantially in the forms attached hereto as Exhibit "A" or, in the case of the Key Employee Plan, as the Committee shall from time to time approve, subject to (a) the following terms and conditions and (b) any other terms and conditions (including vesting schedules for the exercisability of Options) which the Committee shall from time to time provide which are not inconsistent with the terms of the Plan (collectively, the "Option Documents").

         (a) Number of Option Shares. Each Option Document shall state the number of Option Shares to which it pertains. In the event that the aggregate fair market value of Option Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (determined as of the date the ISO is granted) and any options granted under other incentive stock option plans of the Company or the Bank exceed $100,000, the portion of such options in excess of $100,000 shall be treated as options which are not ISOs in accordance with Section 422(d) of the Code.

         (b) Option Price. Each Option Document shall state the price at which an Option Share may be purchased (the "Option Price"), which shall be at least 100% of the "fair market value" of a share of the Common Stock on the date the Option is granted. If available, the "fair market value" shall be the mean between the highest bid price and lowest asked price last quoted by the then current market maker(s) in the Company's Common Stock (the "Market Maker(s)"), on the Grant Date or the immediately preceding business day if the Grant Date is not a business day. If no such bid and asked price is available, the fair market value shall be determined by the Committee in good faith in the case of the Key Employee Plan or shall be the mean between the most recent highest bid price and lowest asked price last quoted by the Market Maker(s) in the case of the Director Plan. If an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or the Bank, then the Option Price shall be at least One Hundred and Ten Percent (110%) of the fair market value of the Option Shares on the date the Option is granted.

         (c) Medium of Payment. An Optionee shall pay for Options Shares (i) in cash, (ii) by bank check payable to the order of the Company or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Common Stock held by the Optionee for more than one year. If payment is made in whole or in part in shares of the Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares of Common Stock legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery of such notice that is not less than the Option Price of the Option Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Option Shares (or the relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent the Option Shares in respect of which payment is made and such excess number of shares. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may refuse to accept shares of Common Stock in payment of the Option Price. In that event, any certificates representing shares of Common Stock which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Board of Directors to accept such shares in payment of the Option Price. The Board of Directors may impose such limitations or prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate, subject to the provisions of the Plan.

         (d) Termination of Options. Each Option shall expire on the tenth anniversary of its Grant Date. Notwithstanding the foregoing, no Option shall be exercisable after the first to occur of the following:

              (i) In the case of an ISO, five years from the date of grant if, on such date the Optionee owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or the Bank);

              (ii) The date set by the Board of Directors of the Company to be an accelerated expiration date after a finding by the Board of Directors of the Company that a change in the financial accounting treatment for Options from that in effect on the date the Plan was adopted materially adversely affects or, in the determination of such Board of Directors, may materially adversely affect in the foreseeable future, the Company and/or the Bank, provided such Board of Directors may take whatever other action, including acceleration of any exercise provisions, it deems necessary should it make the determination referred to hereinabove;

              (iii) Expiration of one year from the date the Optionee's employment or service with the Company or the Bank terminates for any reason other than circumstances described by Subsection (d)(v), below;

              (iv) In the case of an Option granted under the Key Employee Plan, the Committee can accelerate the expiration date in the event of a "Change in Control" (as defined in Subsection 4(e) below), provided an Optionee who holds an Option is given written notice at least thirty (30) days before the date so fixed; or

              (v) In the case of an Option granted under the Key Employee Plan, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been discharged from employment with the Company or the Bank for Cause. For purposes of this Section, "Cause" shall mean: (A) a breach by Optionee of his employment agreement with the Company or the Bank, (B) a breach of Optionee's duty of loyalty to the Company or the Bank, including without limitation any act of dishonesty, embezzlement or fraud with respect to the Company or the Bank, (C) the commission by Optionee of a felony, a crime involving moral turpitude or other act causing material harm to the Company's or the Bank's standing and reputation, (D) Optionee's continued failure to perform his duties to the Company or the Bank or (E) unauthorized disclosure of trade secrets or other confidential information belonging to the Company or the Bank. In the event of a finding that the Optionee has been discharged for Cause, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund of the Option Price.

         (e) Change of Control. In the event of a Change in Control (as defined below), the Committee may take whatever action with respect to the Options outstanding under the Key Employee Plan it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionee. A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events:

              (i) The date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;

              (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company;

              (iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation;

              (iv) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")), other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any person who, on the date the Plan is approved by the stockholders, shall have been the beneficial owner of at least twenty percent (20%) of the outstanding Common Stock, shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock; or

              (v) the first day after the date this Plan is approved by the stockholders when directors are elected so that a majority of the Board of Directors shall have been members of the Board of Directors for less than twenty-four (24) months, unless the nomination for election of each new director who was not a director at the beginning of such twenty-four (24) month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

         (f) Transfers. No ISO granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an ISO is granted, such Option may be exercised only by him. No Nonqualified Option under the Plan may be transferred, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

         (g) Other Provisions. For Options granted pursuant to the Key Employee Plan, the Option Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

         (h)  Amendment.

              (i) With respect to Options granted under the Key Employee Plan, and subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to such Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Subsection 4(e) above.

              (ii) With respect to Options granted under the Director Plan, and subject to the provisions of the Plan, the Board of Directors of the Company shall have the right to amend Option Documents issued to such Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Subsection 4(e) above.

5.       Administration.

         (a) Director Plan. The grant of Options pursuant to the Director Plan will be pursuant to the formula as set forth in Section 2(d) above. The Board of Directors of the Company may make such interpretation and construction of the Director Plan as necessary from time to time in its sole discretion, such interpretation and construction of the Director Plan to be final, binding and conclusive.

         (b) Key Employee Plan. With respect to the Key Employee Plan, the Board of Directors shall appoint a Stock Option Committee composed of two or more of its directors to operate and administer the Key Employee Plan. The Stock Option Committee is referred to herein as the "Committee."

         (c) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

         (d) Discretion of Committee. The Committee shall from time to time at its discretion grant Options pursuant to the terms of the Key Employee Plan, except as otherwise provided in Section 2(c) herein. Except as otherwise provided in Section 2(c) herein, the Committee shall have plenary authority to determine the Optionees to whom and the times at which Options shall be granted, the number of Option Shares to be covered by such Options and the price and other terms and conditions thereof, including a specification with respect to whether an Option is intended to be an ISO, subject, however, to the express provisions of the Key Employee Plan and compliance with Rule 16b-3(d) of the Exchange Act. In making such determinations the Committee may take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provision of the Key Employee Plan or of any Option granted under it shall be final, binding and conclusive.

         (e) No Liability. No member of the Board of Directors or the Committee shall be personally liable for any action or determination made in good faith with respect to the Key Employee Plan, the Director Plan or any Option thereunder. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Key Employee Plan, except those resulting from (i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or (iii) any transaction from which the member derived an improper personal benefit.

         (f)  Indemnification.   In   addition   to  such   other   rights   of
indemnification as he may have as a member of the Board of Directors or the Committee, and with respect to the administration of the Plan and the granting of Options under it, each member of the Board of Directors and of the Committee shall be entitled without further action on his part to be indemnified by the Company for all expenses (including but not limited to reasonable attorneys' fees and expenses, the amount of judgment and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options under it in which he may be involved by reason of his being or having been a member of the Board of Directors or the Committee, whether or not he continues to be such member of the Board of Directors or the Committee at the time of the incurring of such expenses; provided, however, that such indemnity shall not include any expenses incurred by such member of the Board of Directors or Committee: (i) in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties as a member of the Board of Directors or the Committee; or (ii) in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Committee or the Board of Directors unless within five (5) days after institution of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors or the Committee and shall be in addition to all other rights to which such member of the Board of Directors or the Committee would be entitled to as a matter of law, contract or otherwise.


6.       Exercise.

         (a) Exercise Within Six Months. No Option shall be exercisable prior to the date which is at least six months after the Grant Date.

         (b) Notice. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall specify the number of Option Shares to be purchased and shall satisfy the securities law requirements set forth in this Section 6.

         (c) Restricted Stock. Each exercise notice shall (unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Securities Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (i) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act) and, in the case of an ISO, the Option Shares may not be sold within one year of exercise or two years from the Grant Date in order to maintain the ISO status of the Option;
(ii) the Optionee has been advised and understands that (A) the Option Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Option Shares under the Securities Act or to take any action which would make available to the Optionee any exemption from such registration,
(iii) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the above, should the Company be advised by counsel that the issuance of Option Shares upon the exercise of an Option should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion that an appropriate exemption therefrom is available, (C) the listing or inclusion of the shares on any securities exchange or in an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Option Shares, the Company may defer the exercise of any Option granted hereunder until either such event in A, B, C or D has occurred.


7. Adjustments on Changes in Common Stock. The aggregate number of shares of Common Stock as to which Options may be granted under the Director Plan and the Key Employee Plan, the number of Option Shares covered by each outstanding
Option and the Option Price per Option Share specified in each outstanding Option, the aggregate number of Option Shares which is reserved for issuance under the Director Plan and the Key Employee Plan, the number of Option Shares to be granted to each director under the Director Plan, the number of Option Shares to be granted to each key employee under the formula provision of the Key Employee Plan, and such other share numbers set forth herein shall be appropriately adjusted in the event of a stock dividend, stock split or other increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) effected without receipt of consideration by the Company. The Board of Directors shall have the authority to determine the adjustments to be made under this Section and any such determination by the Board of Directors shall be final, binding and conclusive, provided that no adjustment shall be made which will cause an ISO to lose its status as such.

8. Amendment of the Plan. The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable. Notwithstanding the foregoing, (i) with respect to any amendments affecting the Director Plan, the Plan provisions shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder, and (ii) with respect to any amendments affecting the Key Employee Plan, any amendment which would change the eligibility of employees or the class of employees eligible to receive an Option or increase the maximum number of shares as to which Options may be granted, will only be effective if such action is approved by the holders of a majority of the outstanding voting stock of the Company.


9. Continued Employment. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or the Bank to retain the Optionee in the employ of the Company or the Bank, as a member of the Board of Directors or in any other capacity, whichever the case may be.


10. Withholding of Taxes. Whenever the Company proposes or is required to issue or transfer Option Shares, the Company shall have the right to (a) require the recipient or transferee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or (b) take whatever action it deems necessary to protect its interests.


11. Effective Date. This Stock Option Plan shall be effective as of the date specified in Section 3 above.


                                    Exhibit A

                           OPTION TERMS AND CONDITIONS
                           ---------------------------

                                  DIRECTOR PLAN

         In view of your substantial contributions toward the achievement of the business goals and objectives of First West Chester Corporation (the "Company") and The First National Bank of West Chester (the "Bank") and the expectation of your future contributions, the Board of Directors of the Company is pleased to award you an option to purchase shares of the Common Stock of the Company pursuant to the First West Chester Corporation 1995 Stock Option Plan (the "Plan"). The option terms and conditions set forth herein together with the attached Notice of Grant of Stock Options and Option Agreement (the "Notice") will serve as a stock option agreement (the "Option Agreement") between you and the Company, and the terms and conditions set forth herein are hereby incorporated into the Notice. A copy of the Plan is attached as Exhibit "A" and should be read in conjunction with this Option Agreement. The option awarded to you is subject to the following terms and conditions:


         1.       NUMBER OF SHARES:

                  You are awarded an option ("Option") to purchase such number of shares of the Common Stock of the Company (the "Option Shares") set forth in the Notice.


         2.       TYPE OF OPTIONS:

                  The Option awarded to you is an NQSO as that term is defined in the Plan.


         3.       EXERCISE PRICE:

                  The shares may be purchased upon your exercise of this Option for the price per share set forth in the Notice (the "Option Price").

         4.       DATE OF GRANT OF AWARD

                  The grant date of the award of this Option is the date set forth in the Notice as the effective date of the grant (the "Grant Date").


         5.       EXERCISE:

                  Your Option may not be exercised for six months following the Grant Date. You may only exercise your Option prior to its expiration. Your Option expires on the tenth anniversary of the Grant Date (with respect to any number of shares subject to this option not previously exercised), but may expire earlier upon the first to occur of the following:

                  (a) The date set by the Board of Directors of the Company to be an accelerated expiration date after a finding by the Board of Directors of the Company that a change in the financial accounting treatment for Options from that in effect on the date the Plan was adopted materially adversely affects or, in the determination of such Board of Directors, may materially adversely affect in the foreseeable future, the Company and/or the Bank;

                  (b.) Expiration of one year from the date your service with the Company or the Bank terminates for any reason.


         6.       NOTICE OF EXERCISE AND PAYMENT:

                  To exercise your Option, you must provide written notice of the exercise marked for the attention of the Secretary of the Company specifying the number of Option Shares to be purchased and satisfying the securities law requirements set forth below. You shall also include payment of the Option Price with such written notice in cash or bank check, payable to the order of the Company. Upon receipt of such notice and payment in complete and otherwise acceptable form, the Company will issue you a certificate for the number of Option Shares with respect to which you have exercised the Option.


         7.       SECURITIES LAW REQUIREMENTS:

                  This Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Option, the Company may require the Optionee to make any representations and warranties to the Company as the Company deems necessary or appropriate under any applicable law or regulation.


         8.       EXERCISE DATE:

                  The date on which the Company receives the documents specified above in complete and otherwise acceptable form and the payments specified above will be treated as the Exercise Date with respect to your exercise of the stock option.


         9.       WITHHOLDING OF TAXES:

                  Upon exercise of your Option, the Company shall have the right to (a) require you to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or (b) take whatever action it deems necessary to protect its interests.


         10.      NON-ASSIGNABILITY OF OPTION:

                  Except as provided by the Plan, the Option awarded to you is exercisable only by you. The Option may not be transferred, assigned, pledged as security or hypothecated in any way and is not subject to execution, attachment or similar process. Upon any attempt by you to transfer, assign, pledge, hypothecated or otherwise dispose of this Option or of any portion thereof or upon the levy of any execution, attachment or similar process on this Option or on any portion thereof, the Option awarded to you will immediately expire with respect to the number of shares not exercised prior to such event.

         11.      RIGHTS IN SHARES SUBJECT TO OPTION:

                  You will not be treated as a holder of any of the shares subject to this Option or of any rights of a holder of such shares unless and until the shares are issued to you as evidenced by stock certificates.


         12.      AFFECT ON EMPLOYMENT RELATIONSHIP:

                  This Option Agreement is not an employment agreement or service contract. Therefore, none of the rights awarded to you by this letter affect, in any way, your service relationship with the Company or the Bank.


         13.      OPTION AWARDED SUBJECT TO PLAN PROVISIONS:

                  The Plan provisions take precedence over the provisions of this Option Agreement. Therefore, in the case of any inconsistency between any provision of this Option Agreement and any provision of the Plan in effect on the Grant Date, the provision of the Plan will control.


         14.      COUNTERPARTS:

                  If you accept the Option award described herein, you should date and sign the attached copy of the Notice in the spaces indicated and return it to the Company marked for the attention of the Treasurer. The Notice may be executed in one or more counterparts each of which shall be deemed an original and all of which shall be deemed one and the same agreement.

                                                              February 19, 1999
                                                              VIA: EDGARLINK

OFIS Filer Support
Sec Operations Center
6432 General Green Way
Alexandria,  VA  22312

                         FIRST WEST CHESTER CORPORATION
                         Commission File Number 0-12870

Gentlemen:

         Pursuant to the requirements of the Securities and Exchange Act of 1934 and the rules promulgated thereunder, we are filing herewith the above listed registrant's preliminary Proxy Statement to be used in conjunction with the Annual Meeting of Shareholders to be held on March 16, 1999. The foregoing materials will be mailed to shareholders on approximately February 19, 1999.




                                                        Very truly yours,
                                                        /s/ J. Duncan Smith, CPA
                                                        ------------------------
                                                        Treasurer
                                                        (Principal Accounting
                                                         and Financial Officer)

Enclosures